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                                                                    EXHIBIT 21.1

                         INTELLIGENT SYSTEMS CORPORATION

           LIST OF PRINCIPAL SUBSIDIARY COMPANIES AS OF MARCH 1, 2003

SUBSIDIARY NAME                               STATE OF ORGANIZATION
---------------                               ---------------------

ChemFree Corporation                          Georgia
CoreCard Software, Inc.                       Delaware
QS Technologies, Inc.                         Georgia
VISaer, Inc.                                  Delaware